UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 1, 2011

WORTHINGTON ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52590	20-1399613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Highway 50, Suite 2, Lake Village Professional Building, Stateline, NV 89449
Mailing Address:  P.O. Box 1148, Zephyr Cove, NV 89448-1148
(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 588-5390

Copy of correspondence to:

Richard A. Friedman, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

What Happened Financing

On December 1, 2011, Worthington Energy, Inc., the (“Company”) entered into a Subscription Agreement with What Happened LLC, an accredited investor (“WH LLC”), providing for the sale by the Company to WH LLC of (i) an 8% convertible debenture in the principal amount of $10,000 (the “WH Debenture”) and (ii) a common stock purchase warrant to purchase 100,000 shares of the Company’s common stock (“Common Stock”) (the “WH Warrant”).

The WH Debenture matures on August 1, 2012 (the “WH Maturity Date”) and bears interest at the annual rate of 8%.  The Company is not required to make any payments until the WH Maturity Date. WH LLC is permitted to convert the outstanding principal and accrued interest on the WH Debenture into Common Stock at a conversion price per share equal to fifty percent (50%) of the average of the three (3) lowest closing bid prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

The WH Warrant has an exercise price of $0.15 per share of Common Stock and will be exercisable until December 31, 2016.  The WH Warrant can be exercised on a cashless basis.

WH LLC agreed to restrict its ability to convert the WH Debenture and receive shares of the Company’s Common Stock such that the number of shares of Common Stock held by WH LLC in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

Debenture and Warrant Financing

Between January 18, 2012 and February 8, 2012, the Company entered into a subscription agreement with Chad Lamberson, Halley Lamberson, Hemanjini Parikh and Marhsall Berol, each an accredited investor (the “Investors”), providing for the sale by the Company of 8% convertible debentures in the aggregate principal amount of $70,000 (the “Debentures”) and common stock purchase warrants to purchase an aggregate of 700,000 shares of Common Stock (the “Warrants”).

The Debentures matures between October 1, 2012 and November 1, 2012 (the “Maturity Date”) and bears interest at the annual rate of 8%.  The Company is not required to make any payments until the Maturity Date.  The Investors are permitted to convert the outstanding principal and accrued interest on the Debentures into Common Stock at a conversion price per share equal to fifty percent (50%) of the average of the three (3) lowest closing bid prices of the Common Stock during the 10 trading days immediately preceding the conversion date.

The Warrants have an exercise price of $0.15 per share of Common Stock and will be exercisable until December 31, 2016.  The Warrants can be exercised on a cashless basis.

The Investors have agreed to restrict their ability to convert the Debentures and receive shares of the Company’s Common Stock such that the number of shares of Common Stock held by each investor in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

Black Cat Purchase and Sale Amendment

On March 5, 2012, the Company entered into a First Amendment to Purchase and Sale Agreement (the “Amendment”) with Black Cat Exploration & Production LLC (“Black Cat”), which amended the Purchase and Sale Agreement for Oil & Gas Properties and Related Assets entered into between the Company and Black Cat on November 14, 2011 (the “Agreement”).  Pursuant to the terms of the Agreement, Black Cat agreed to sell the Company all rights, title and interest that Black Cat owns in certain wells in the Gulf of Mexico (the “Assets”) in exchange for $250,000, a promissory note in the amount of $1,000,000, payable in four monthly installments of $250,000 after closing, and the issuance of 45 million shares of the Company’s common stock.

Pursuant to the Amendment, the payment terms were amended to $175,000, a junior promissory note in the amount of $1,075,000, of which $100,000 is due on May 31, 2012 and the balance payable at the later of (i) 90 days from the date of closing, or (ii) 30 days after production commences from the Mustang Island Well, and the issuance of 45 million shares of the Company’s common stock.  The Company was required to deposit $250,000 into an escrow account upon execution of the Amendment.

Further, the Amendment eliminates the closing date of December 15, 2011 and changes it to the agreement of the Company and Black Cat. In addition, pursuant to the Amendment, the requirement of the Company to enter into an employment agreement with Anthony Mason to serve as President and Chief Executive Officer and to appoint Mr. Mason to the Company’s Board of Directors was deleted and replaced with a covenant to recommend the same to the Board of Directors within 30 days after closing. At closing, the Company will enter into a consulting agreement with Mr. Mason.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” - “What Happened Financing” and “Debenture and Warrant Financing” above, which description is in its entirety incorporated by reference to this Item 2.03 of this report.

Item 3.02 Unregistered Sales of Equity Securities.

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement” - “What Happened Financing” and “Debenture and Warrant Financing” above, which description is in its entirety incorporated by reference to this Item 3.02 of this report.

Stock Issuances

On February 9, 2012, we issued 155,280 shares of common stock to GEL Properties, Inc. upon the conversion of $5,000 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On February 21, 2012, we issued 396,825 shares of common stock to Asher Enterprises, Inc. upon the conversion of $10,000 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On February 28, 2012, we issued 819,627 shares of common stock to Asher Enterprises, Inc. upon the conversion of $15,000 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On March 1, 2012, we issued 102,041 shares of common stock to GEL Properties, Inc. upon the conversion of $2,500 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On March 2, 2012, we issued 92,166 shares of common stock to GEL Properties, Inc. upon the conversion of $2,000 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On March 5, 2012, we issued 184,332 shares of common stock to GEL Properties, Inc. upon the conversion of $4,000 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On March 5, 2012, we issued 730,994 shares of common stock to Asher Enterprises, Inc. upon the conversion of $12,500 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On March 6, 2012, we issued 50,691 shares of common stock to GEL Properties, Inc. upon the conversion of $1,100 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On March 7, 2012, we issued 69,124 shares of common stock to GEL Properties, Inc. upon the conversion of $1,500 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On March 9, 2012, we issued 857,988 shares of common stock to Asher Enterprises, Inc. upon the conversion of $12,500 of an outstanding convertible promissory note and $2,000 of accrued interest.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On March 9, 2012, we issued 61,224 shares of common stock to GEL Properties, Inc. upon the conversion of $1,500 of an outstanding convertible promissory note.  The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

As of March 12, 2012, the Company had 68,362,770 shares of common stock issued and outstanding.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Form of Subscription Agreement, dated as of December 1, 2011
10.02	Form of Convertible Promissory Note, issued December 1, 2011
10.03	Form of Common Stock Purchase Warrant, issued December 1, 2011
10.04	Form of Subscription Agreement
10.05	Form of Convertible Promissory Note
10.06	Form of Common Stock Purchase Warrant
10.07	First Amendment to Purchase and Sale Agreement, dated as of March 5, 2012 by and between Worthington Energy, Inc. and Black Cat Exploration & Production LLC

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORTHINGTON ENERGY, INC.

Date: March 14, 2012	By: /s/ CHARLES F. VOLK, JR.
Charles F. Volk, Jr.
Chief Executive Officer